Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-196099 on Form S-1 of our report dated April 3, 2014 relating to the financial statement of NextEra Energy Partners, LP, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

Boca Raton, Florida

June 9, 2014